MARKETING, DISTRIBUTION, LICENSING
                              AND SUPPLY AGREEMENT


         This MARKETING, DISTRIBUTION, LICENSING AND SUPPLY AGREEMENT ("Agreement") is made and entered into as of the 1st day of September 1998, ("Effective Date") by and between Optim Nutrition, Inc., a Utah corporation ("Licensee") located at 2401 South Foothill Drive, Salt Lake City, UT 84109, and ML Industries ("Licensor") located at 4233 Alonzo Avenue, Encino, CA 91316. Licensor and Licensee are sometimes referred to singly herein as "Party" and collectively as "Parties."

         WHEREAS, Licensor has developed and owns all right, title and interest in food bars currently marketed under the name Mountain Lift(tm) and certain technologies related to such food bars (collectively the "Products");

         WHEREAS, Licensor desires to grant exclusive manufacturing, marketing, distribution and related rights to Licensee on the terms and conditions hereinafter set forth; and

         WHEREAS, Licensee desires to license exclusive manufacturing, marketing and distribution rights to the Products from Licensor under the terms and conditions hereinafter set forth;

         NOW, THEREFORE, in consideration of the terms and provisions of this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which is acknowledged by the execution and delivery thereof, the parties hereto hereby agree as follows:

1. Definitions: For purposes of this Agreement, the terms hereinafter set forth shall be defined as follows:

a. "Exclusive" means a covenant on the part of Licensor not to make, use, distribute, sell or otherwise dispose of the Products and not grant further licenses with respect to the Products so long as this Agreement is in effect.

b. "Licensed Marks" means those trademarks, trade names, service marks or other designations listed on Exhibit A hereto, by this reference incorporated in and made a part of this Agreement.

c. "Licensee" means Optim Nutrition, Inc., a Utah corporation, and any and all of its Affiliates.

d. "Products" means the food bars further described and specified on Exhibit B hereto, by this reference incorporated in and made a part hereof, including any enhancements or modifications thereof, whether developed by Licensee or Licensor.

e. "Term" has the meaning set forth in Section 3, below.

f. "Transition Period" means the thirty-day period commencing on the Effective Date.

2. License. Licensee is hereby granted the Exclusive right and license to manufacture, market, distribute and sell the Products anywhere in the world. Such Exclusive right is sometimes referred to herein as the License.

3. Term. The Term of this Agreement commences with the Effective Date and continues, subject to the rights of termination set forth elsewhere in this Agreement, through September ___, 2008. Licensee, at its sole discretion, may extend the Term of the Agreement (under the original terms of the Agreement) for an additional five years by giving written notice to Licensor not fewer than 180 days before this Agreement would otherwise expire.

4. Grant of Option and Right of First Refusal. Licensor hereby grants Licensee the irrevocable and exclusive right ("Option") to purchase a majority equity ownership in Licensor. Such Option may be exercised at any time and from time to time commencing with the date at which aggregate gross sales of the Products equals or exceeds $2,000,000. In addition, Licensor hereby grants Licensee the first right of refusal to acquire up to 100% of the remaining equity interests in Licensor ("Right of First Refusal") at any time during the term of this Agreement.

5. Licensed Marks. The License granted under this Agreement includes the Licensee's right, during the Term of this Agreement, to the free and Exclusive use of the Licensed Marks identified on the attached Exhibit A, including, but not limited to the Mountain Lift(tm) name and trademark, for the sole purpose of promoting, marketing, manufacturing, distributing and selling the Products.

6. Fees. In consideration of the grant of the License, Option and Right of First Refusal, Licensee shall pay Licensor 500,000 shares of the Series F Preferred Stock of Licensee's parent, Biomune Systems, Inc., a Nevada corporation ("Biomune") and a royalty of 7% of net sales of the Products. The obligation to pay the royalty will commence on the 30th day following the last day of the Transition Period. The royalty may be paid in cash, shares of Biomune Common or Preferred Stock or a combination of stock and cash, as the Parties may hereafter from time to time agree.

7. Other Assets. In addition to the other rights granted Licensee hereunder, the Licensor shall give Licensee unrestricted access and use of Licensor's entire proprietary database for the purpose of promoting, marketing, distributing and selling the Products during the Term of this Agreement. In addition, Licensor hereby grants Licensee the unrestricted and Exclusive right to use, modify, update and maintain the world wide web domain name www.mountainlift.com for the purpose of marketing, distributing, promoting and selling the Products. Licensor also grants Licensee the unrestricted and Exclusive right to use of the toll free number 800-865-3134, as well as any and all collateral material, existing software files and documentation for logos, advertisements and packaging for the Products. Licensor will promptly deliver control of these assets to Licensee during the Transition Period.

8. Assignment of Certain Assets and Assumption of Certain Liabilities. Licensor hereby assigns, transfers and conveys to Licensee all of Licensor's rights in and to inventory and accounts receivable relating to the Products as of the Effective Date. In consideration of such assignment and transfer, Licensee agrees to assume Licensor's accounts payable and amounts owing on a line of credit with a bank, guaranteed by Steve Sherlin ("Sherlin") totaling approximately $225,000, all as of the Effective Date; provided, however, that the aggregate amount of all such liabilities assumed by Licensee shall not exceed the value of the accounts receivable and inventory assigned and conveyed to Licensee under this Section.

9. Consulting Agreement. Licensee hereby agrees to engage Sherlin as a consultant to Licensee for a period of three years from the last day of the Transition Period and continuing so long as Sherlin continues to provide services to the satisfaction of Licensee ("Consulting Term"). Commencing with the last day of the Transition Period and so long as Sherlin continues to provide services to the satisfaction of Licensee, Licensee will pay a consulting fee of $120,000 per year ($10,000 per month) which will be reviewed on a semi-annual basis. In addition, so long as the services of Sherlin continue to the satisfaction of Licensee, Licensee will pay a $400 per month car allowance (including auto insurance). During the Consulting Period, Licensee will also pay Sherlin a bonus equal to 2% of gross sales of the Products, provided the Licensee realizes profits from sales of the Products of 3% or more after payment of the consulting fee and other benefits described herein and the bonus to Sherlin. The Consulting Term may be extended from year to year following the initial three-year term if the Parties and Sherlin mutually agree to such extension.


10. Sales Material and Literature. Licensor agrees to furnish to Licensee, free of charge, all printed material published or distributed by Licensor relating to the Products. Licensee may at its discretion translate such sales material and literature and generate its own sales material and literature relating to the Products.

11. Ownership Warranty. Licensor represents and warrants that it has all necessary rights in and to all copyrights, patents and other proprietary rights associated with the Products that are necessary to market, distribute and license the Products. Licensor has the unrestricted right and authority to enter into this Agreement and to grant the rights and licenses hereunder with respect to the Products. The rights granted Licensee hereunder do not infringe upon or violate the rights of any third party.

12. Copyrights or Patents. Licensor agrees to defend at its expense any suits against Licensee or its affiliates or customers based upon a claim that any Product sold under this Agreement infringes any copyright or patent registered under any copyright or patent law. If a claim arises that any Product sold under this Agreement infringes any patent, copyright, or design registered under any jurisdiction, Licensee shall immediately upon receiving notice of any such claim, notify Licensor of such claim and render any and all assistance as Licensor may reasonably request for the purpose of defending, settling, or compromising any such claim. Licensor shall be permitted to defend, settle, compromise, or otherwise respond to any such claim in whatever manner, in its discretion, it sees fit and shall have complete charge of such a claim. Licensor shall not agree to any settlement or compromise under which Licensee shall be liable to pay any such of money or do or refrain from doing any other act without the consent in writing of Licensee. Licensee shall not, without the written consent of Licensor, admit any liability on any claim or agree to any settlement or compromise or agree to pay any sum of money.

13. Trademarks and Trade Names; Ownership to Remain in Licensor. Licensor shall remain the owner of the Licensed Marks and Licensee covenants that it will not dispute or otherwise challenge Licensor's ownership thereof.

14. Assignment. Licensee may not assign any rights or obligations hereunder without prior written consent of Licensor.

15.  Export;   Import.   Licensee  assumes  responsibility  for  complying  with
applicable laws and regulations and for obtaining required export and import authorizations of the Products.

16. Survival of Representations and Warranties and Indemnification for their Breach. All representations, warranties and covenants of the Parties hereto as set forth in this Agreement shall be true as of the time of and, together with the agreements set forth herein, shall survive the Effective Date. The Parties, jointly and severally, agree that any Party who has breached or breaches any representation warranty or covenant, shall protect, indemnify and save harmless any other non-breaching Party or Parties from and against any and all claims, demands, liabilities, demands, damages, or causes of action of every kind and character resulting from any breach thereof by the breaching Party.

17. Notices. All notices and requests in connection with this Agreement shall be given in writing and may be given by registered or certified mail, telegram, facsimile or other customary means of written communication, addressed as indicated below or to such other address as the party to receive the notice or request shall designate by notice to the other party. The effective date of any notice or request given in connection with this Agreement shall be the date on which the addressee receives it.

                  Licensor:                 ML Industries
                               4233 Alonzo Avenue
                                Encino, CA 91396
                                            Attn:  Steve Sherlin
                               FAX: (___) ___-____

                  With a copy (in the event of any notice of termination, breach, or other matters not in the ordinary conduct of business) to:

                  Licensee:                 Optim Nutrition, Inc.
                                            2401 South Foothill Blvd.
                                            Salt Lake City, Utah 84109
                                            FAX:  (801) 466-3741

                 With a copy (in the event of any notice of termination, breach, or other matters not in the ordinary conduct of business) to:

                                            Kevin R. Pinegar, Esq.
                                            DURHAM, EVANS, JONES & PINEGAR, P.C.
                                            Suite 850 Key Bank Tower
                                            50 South Main Street
                                            Salt Lake City, Utah  84144
                                            FAX: (801) 363-1835

18. Waiver. No variation, modification, or waiver of any provision of this Agreement, or consent to any departure therefrom, shall be of any force or effect in any event unless confirmed in writing and signed by the parties; and then such variation, modification, waiver, or consent shall be effective only in the specific instance, for the purpose and to the extent for which made or given.

19. Governing Law. This Agreement, including the validity and interpretation hereof, and any disputes which may arise under, out of or in connection with this Agreement, shall be governed by the laws of the State of Utah.

20. Independent Contractors. It is expressly agreed that the Parties hereto are acting hereunder as independent contractors and under no circumstances shall any of the employees of one party be deemed the employees of the other for any purpose. This Agreement shall not be construed as authority for either party to act for the other party in any agency or other capacity or to make commitments of any kind for the account of, or on behalf of, the other party, except to the extent, and for the purposes, expressly provided for and set forth herein.

21. Entire Agreement. This Agreement embodies the entire understanding of the parties as it relates to the sale and purchase of the Products by the parties and there are no other agreements or understandings between the parties relating to the subject matter hereof. No amendment or modification of this Agreement shall be valid or binding upon the parties unless in writing and duly signed by their respective authorized officers.

22. Interpretation. Unless otherwise provided, all terms shall have the meaning given them in the ordinary English usage and as customarily used. Words in any gender shall include both other genders. Whenever the context requires, the singular shall include the plural, the plural shall include the singular, and the whole shall include any part thereof.

23. Invalid Provision; Severability. In case any one or more of the provisions of this Agreement shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalid, illegal or unenforceable provision(s) shall be curtailed, limited, construed or eliminated only to the extent necessary to remove such invalidity, illegality or unenforceability with respect to the applicable law as it shall then be applied, and the other provisions of this Agreement shall not be affected thereby.

24. Headings. The section and other headings contained in this Agreement are for purposes of reference only and shall not limit, expand, or otherwise affect the construction of any of the provisions of this Agreement.

25. Authorized Execution. The individuals signing below each represent and warrant (i) that they are authorized to execute this Agreement for and on behalf of the party for whom they are signing, (ii) that such party shall be bound in all respects hereby, and (iii) that such execution presents no conflict with any other agreement of such party. This Agreement shall not be effective unless and until it has been duly executed by an authorized representative of each Party.

26. Facsimile Signatures. The parties hereto agree that transmission to the other party of this Agreement with its facsimile signatures shall bind the party transmitting this Agreement by facsimile in the same manner as if such party's original signature had been delivered. Without limiting the foregoing, each party who transmits this Agreement with its facsimile signature covenants to deliver the original thereof to the other party as soon as possible thereafter.

27. Default and Termination. If either Party defaults or otherwise breaches any provisions of this Agreement, and fails to cure such default or breach within thirty (30) days after a written demand for performance by the other Party, or if either Party suspends business or commits and act amounting to a business failure, the other Party may, at its option, declare such Party to be in default and at any time thereafter the non-defaulting Party may exercise one or more of the following remedies, as it shall elect:

a) Terminate this Agreement by written notice; and/or

b) Proceed by appropriate court action, either at law or in equity, to enforce performance by the other Party of this Agreement or to recover damages for the breach thereof.

28. Force Majeure. The failure of any Party hereunder to perform any obligation otherwise due as a result of governmental action, law, order or regulation, or as a result of war, act of public enemy, strike or other labor disturbance, fire, flood, act of God or other causes of like kind beyond the reasonable control of such Party, shall be excused for so long as said cause exists to the extent such failure is caused by such an event.

DATED THIS 1st day of September 1998.

MOUNTAIN LIFT INDUSTRIES                              OPTIM NUTRITION, INC.


By: [signature illegible]                              By: /s/ Randy Olshen
                                              ----------------------------------
Title: President                                        Title: President